Exhibit 5.5

June 5, 2015

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Berry Plastics - Corporate/LLC Opinion

Ladies and Gentlemen:

We have acted as special Delaware counsel for Berry Plastics Corporation, a Delaware corporation (“Berry”), each of the Delaware corporations listed on Schedule B attached hereto (each, a “Corporation” and collectively, the “Corporations”), and each of the Delaware limited liability companies listed on Schedule C attached hereto (each, an “LLC” and collectively, the “LLCs”), in connection with the matters set forth herein. At the request of Berry, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) Each of the documents listed on Schedule D attached hereto (each, a “Certificate of Incorporation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”);

(b) The Amended and Restated Bylaws of each of the Corporations, as presently in effect (each, “Bylaws”);

(c) Resolutions adopted by the unanimous written consent of the board of directors of each of the Corporations, dated May 21, 2015;

(d) Each of the documents listed on Schedule E attached hereto (each, an “LLC Certificate” and collectively, the “LLC Certificates”), as filed in the office of the Secretary of State;

(e) Each of the documents listed on Schedule F attached hereto (each, an “LLC Agreement”);

(f) Resolutions adopted by the unanimous written consent of the sole manager, or the sole member and all of the managers, as applicable, of each of the LLCs, dated May 21, 2015;

To Each of the Persons Listed

on Schedule A Attached Hereto

June 5, 2015

(g) Certificates of an officer or a manager, as applicable, of each of the Corporations and the LLCs (collectively, the “Companies”), each dated as of the date hereof, as to certain factual matters;

(h) A certificate of an officer of Berry, dated as of the date hereof, as to certain factual matters;

(i) The Indenture, dated as of June 5, 2015 (the “Transaction Document”), among Berry, Berry Plastics Group, Inc., a Delaware corporation (the “Parent”), the Companies, the other Subsidiary Guarantors (as defined therein) party thereto and U.S. Bank National Association, a national banking association, as trustee; and

(j) A Certificate of Good Standing for each of the Companies, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Transaction Document.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.

For purposes of this opinion, we have assumed (i) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (ii) except to the extent provided in paragraphs 1 and 4 below, the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraphs 2 and 5 below,

To Each of the Persons Listed

on Schedule A Attached Hereto

June 5, 2015

that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraphs 3 and 6 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, (vii) that Section 203 of the General Corporation Law of the State of Delaware (8 Del. C. §101, et seq.) (the “DGCL”) is not applicable to any of the Corporations pursuant to subsection (b)(4) thereof,1 and (viii) that each of the documents comprising the LLC Certificates described on Schedule E attached hereto was executed by an “authorized person” of the relevant LLC within the meaning of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”). We have not participated in the preparation of any offering material relating to the Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Corporations has been duly incorporated and is validly existing in good standing as a corporation under the DGCL.

2. Each of the Corporations has all necessary corporate power and authority under the DGCL, its Certificate of Incorporation and its Bylaws to execute and deliver the Transaction Document, and to perform its obligations thereunder.

[1]	Section 203 of the DGCL prohibits a corporation from engaging in any business combination (which is defined broadly to include a number of transactions) with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder without certain statutorily mandated approvals. Section 203(b)(4) provides that the restrictions on business combinations do not apply to corporations that do not have a class of voting stock that is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly by an interested stockholder or from a transaction in which a person becomes an interested stockholder. See 8 Del. C. § 203.

To Each of the Persons Listed

on Schedule A Attached Hereto

June 5, 2015

3. The execution and delivery by each of the Corporations of the Transaction Document, and the performance by each of the Corporations of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Corporation under the DGCL, its Certificate of Incorporation and its Bylaws.

4. Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

5. Each of the LLCs has all necessary limited liability company power and authority under the LLC Act, its LLC Certificate and its LLC Agreement to execute and deliver the Transaction Document, and to perform its obligations thereunder.

6. The execution and delivery by each of the LLCs of the Transaction Document, and the performance by each of the LLCs of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such LLC under the LLC Act, its LLC Certificate and its LLC Agreement.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A. We note that notwithstanding any covenants to the contrary contained in the Transaction Document: (i) the stockholders of each Corporation may dissolve such corporation under Section 275(c) of the DGCL upon the consent of all the stockholders entitled to vote thereon, (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of each Corporation entitled to vote thereon may effect a merger with such corporation under Section 253 or Section 267 of the DGCL, (iii) the stockholders of each Corporation may amend the Bylaws of such Corporation, and (iv) the member or manager of any of the LLCs has the right or power to apply to or petition a court to decree a dissolution of such LLC pursuant to Section 18-802 of the LLC Act.

B. We express no opinion as to purported waivers of any statutory or other rights, court rules and defenses to obligations where such waivers (A) are against public policy or (B) constitute waivers of rights which by law, regulation or judicial decision may not otherwise be waived.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Transaction Document. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. We also consent to Bryan Cave LLP’s relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof. Furthermore, we consent to the filing of this opinion with the Securities and

To Each of the Persons Listed

on Schedule A Attached Hereto

June 5, 2015

Exchange Commission as an exhibit to the Current Report on Form 8-K, for incorporation into the Registration Statement on Form S-3, as amended, relating to the offering of $700,000,000 aggregate principal amount of 5.125% Second Priority Senior Secured Notes of Berry due 2023. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

WAY/CAS

Schedule A

Berry Plastics Corporation

Berry Plastics Group, Inc.

Berry Plastics Filmco, Inc.

Berry Plastics SP, Inc.

BPRex Closures Kentucky Inc.

BPRex Delta Inc.

Cardinal Packaging, Inc.

Rollpak Corporation

Uniplast U.S., Inc.

Pliant, LLC

Uniplast Holdings, LLC

Packerware, LLC

Knight Plastics, LLC

Captive Plastics Holdings, LLC

Captive Plastics, LLC

BPRex Closures, LLC

BPRex Closure Systems, LLC

Seal for Life Industries, LLC

Berry Plastics Acquisition LLC X

Schedule B

1.	Berry Plastics Filmco, Inc.

2.	Berry Plastics SP, Inc.

3.	BPRex Closures Kentucky Inc.

4.	BPRex Delta Inc.

5.	Cardinal Packaging, Inc.

6.	Rollpak Corporation

7.	Uniplast U.S., Inc.

Schedule C

1.	Pliant, LLC

2.	Uniplast Holdings, LLC

3.	Packerware, LLC

4.	Knight Plastics, LLC

5.	Captive Plastics Holdings, LLC

6.	Captive Plastics, LLC

7.	BPRex Closures, LLC

8.	BPRex Closure Systems, LLC

9.	Seal for Life Industries, LLC

10.	Berry Plastics Acquisition LLC X

Schedule D

1.	The Certificate of Incorporation of Berry Plastics Filmco, Inc. (f/k/a Linpac Acquisition Subsidiary, Inc., Filmco, Inc. and LINPAC Packaging Filmco, Inc.), a Delaware corporation (“Filmco”), dated October 9, 1997, as filed in the office of the Secretary of State on October 9, 1997, as amended by the Certificate of Amendment to Certificate of Incorporation of Filmco, dated December 11, 1997, as filed in the office of the Secretary of State on December 11, 1997, as further amended by the Second Amendment to Certificate of Incorporation of Filmco, dated April 15, 2008, as filed in the office of the Secretary of State on April 23, 2008, as further amended by the Amendment of Certificate of Incorporation of Filmco, dated as of August 31, 2011, as filed in the office of the Secretary of State on August 31, 2011, and as modified by the Certificate of Change of Registered Agent and/or Registered Office, dated September 27, 2011, as filed in the office of the Secretary of State on September 28, 2011.

2.	The Certificate of Incorporation of Berry Plastics SP, Inc. (f/k/a Berry Plastics Acquisition Corporation VIII), a Delaware corporation (“Plastics SP”), dated August 6, 2002, as filed in the office of the Secretary of State on August 6, 2002, as modified by the Certificate of Change of Location of Registered Office and of Registered Agent, dated October 29, 2002, as filed in the office of the Secretary of State on November 1, 2002, together with the Certificate of Merger, dated as of December 21, 2011, as filed in the office of the Secretary of State on December 27, 2011.

3.	The Certificate of Incorporation of BPRex Closures Kentucky Inc. (f/k/a Rexam Closures Kentucky Inc.), a Delaware corporation (“Closures Kentucky”), dated August 16, 2000, as filed in the office of the Secretary of State on August 16, 2000, as amended by the Certificate of Amendment to Certificate of Incorporation of Closures Kentucky, dated September 1, 2011, as filed in the office of the Secretary of State on September 1, 2011, as modified by the Certificate of Change of Registered Agent and/or Registered Office, dated September 16, 2011, as filed in the office of the Secretary of State on September 16, 2011, and as further modified by the Certificate of Change of Registered Agent and/or Registered Office, dated September 27, 2011, as filed in the office of the Secretary of State on September 28, 2011.

4.	The Certificate of Incorporation of BPRex Delta Inc. (f/k/a Rexam Delta Inc.), a Delaware corporation (“Delta”), dated December 19, 2006, as filed in the office of the Secretary of State on December 22, 2006, as amended by the Certificate of Amendment to Certificate of Incorporation of Delta, dated as of September 1, 2011, as filed in the office of the Secretary of State on September 1, 2011, as modified by the Certificate of Change of Registered Agent and/or Registered Office, dated September 16, 2011, as filed in the office of the Secretary of State on September 16, 2011, and as further modified by the Certificate of Change of Registered Agent and/or Registered Office, dated September 27, 2011, as filed in the office of the Secretary of State on September 28, 2011.

5.	The Certificate of Incorporation of Cardinal Packaging, Inc., a Delaware corporation, dated February 10, 2011, as filed in the office of the Secretary of State on February 10, 2011.

6.	The Certificate of Incorporation of Rollpak Corporation (f/k/a Berry Plastics Acquisition Corporation III), a Delaware corporation, dated as of May 2, 2000, as filed in the office of the Secretary of State on May 2, 2000, together with the Certificate of Merger, dated as of December 21, 2011, as filed in the office of the Secretary of State on December 27, 2011.

7.	The Certificate of Incorporation of Uniplast U.S., Inc., a Delaware corporation (“Uniplast US”), dated January 13, 1992, as filed in the office of the Secretary of State on January 14, 1992, as amended by the Certificate of Amendment to Certificate of Incorporation of Uniplast US, dated as of May 27, 1998, as filed in the office of the Secretary of State on May 27, 1998, as further amended by the Second Certificate of Amendment to the Certificate of Incorporation of Uniplast US, dated March 8, 2000, as filed in the office of the Secretary of State on March 8, 2000, as modified by the Certificate of Change of Registered Agent and Registered Office, dated June 4, 2002, as filed in the office of the Secretary of State on June 5, 2002, together with the Certificate of Merger, dated July 27, 2004, as filed in the office of the Secretary of State on August 12, 2004, and as further modified by the Certificate of Change of Location of Registered Office and of Registered Agent, dated January 21, 2010, as filed in the office of the Secretary of State on February 4, 2010.

Schedule E

1.	The Certificate of Formation of Pliant, LLC (f/k/a Pliant Corporation), a Delaware limited liability company (“Pliant”), dated as of July 8, 2010, as filed in the office of the Secretary of State on July 8, 2010.

2.	The Certificate of Formation of Uniplast Holdings, LLC (f/k/a Uniplast Holdings Inc.), a Delaware limited liability company (“Uniplast Holdings”), dated as of July 8, 2010, as filed in the office of the Secretary of State on July 8, 2010.

3.	The Certificate of Formation of Packerware, LLC (f/k/a Packerware Corporation), a Delaware limited liability company (“Packerware”), dated as of July 13, 2010, as filed in the office of the Secretary of State on July 13, 2010.

4.	The Certificate of Formation of Knight Plastics, LLC (f/k/a Knight Plastics, Inc.), a Delaware limited liability company (“Knight Plastics”), dated as of July 13, 2010, as filed in the office of the Secretary of State on July 13, 2010.

5.	The Certificate of Formation of Captive Plastics Holdings, LLC (f/k/a Capitive Holdings, Inc. and Captive Holdings, Inc.), a Delaware limited liability company (“Captive Holdings”), dated as of July 13, 2010, as filed in the office of the Secretary of State on July 13, 2010.

6.	The Certificate of Formation of Captive Plastics, LLC, a Delaware limited liability company (“Captive”), dated July 13, 2010, as filed in the office of the Secretary of State on July 13, 2010, together with the Certificate of Merger, dated as of July 13, 2010, as filed in the office of the Secretary of State on July 13, 2010.

7.	The Certificate of Formation of BPRex Closures, LLC (f/k/a REXAM CLOSURES LLC), a Delaware limited liability company (“Closures”), dated January 11, 2011, as filed in the office of the Secretary of State on January 11, 2011, as amended by the Certificate of Amendment of Certificate of Formation of Closures, as filed in the office of the Secretary of State on September 1, 2011, as modified by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on September 16, 2011, and as further modified by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on September 28, 2011.

8.

The Certificate of Formation of BPRex Closure Systems, LLC (f/k/a REXAM CLOSURE SYSTEMS LLC), a Delaware limited liability company (“Closure Systems”), dated January 11, 2011, as filed in the office of the Secretary of State on January 11, 2011, as amended by the Certificate of Amendment of Certificate of Formation of Closure Systems, as filed in the office of the Secretary of State on September 1, 2011, as modified by the Certificate of Amendment Changing Only the Registered Office or

Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on September 16, 2011, and as further modified by the Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on September 28, 2011.

9.	The Certificate of Formation of Seal for Life Industries, LLC, a Delaware limited liability company (“Seal”), dated December 27, 2012, as filed in the office of the Secretary of State on December 27, 2012.

10.	The Certificate of Formation of Berry Plastics Acquisition LLC X, a Delaware limited liability company (“Berry X”), dated December 3, 2013, as filed in the office of the Secretary of State on December 3, 2013.

Schedule F

1.	The Limited Liability Company Agreement of Pliant, entered into as of July 3, 2010, by Berry, as its sole member, as amended and restated by the Amended and Restated Limited Liability Company Agreement of Pliant, entered into as of January 2, 2014, by Berry, as its sole member, and agreed to by Berry, as manager.

2.	The Limited Liability Company Agreement of Uniplast Holdings, entered into as of July 3, 2010, by Pliant, as its sole member, as amended and restated by the Amended and Restated Limited Liability Company Agreement of Uniplast Holdings, entered into as of January 2, 2014, by Pliant, as its sole member, and agreed to by Berry, as manager.

3.	The Limited Liability Company Agreement of Packerware, entered into as of July 13, 2010, by Berry Plastics SP, Inc. (f/k/a Superfos Packaging, Incorporated), a Virginia corporation (“Berry Plastics SP”), as its sole member, as amended and restated by the First Amended and Restated Limited Liability Company Agreement of Packerware, dated as of November 17, 2010, executed by Berry Plastics SP, as sole member, as amended by Amendment No. 1 thereto, dated as of February 7, 2013, executed by Plastics SP, as sole member, and as amended and restated by the Amended and Restated Limited Liability Company Agreement of Packerware, entered into as of January 2, 2014, by Plastics SP, as its sole member, and agreed to by Berry, as manager.

4.	The Limited Liability Company Agreement of Knight Plastics, entered into as of July 13, 2010, by Berry Plastics SP, as its sole member, as amended and restated by the First Amended and Restated Limited Liability Company Agreement of Knight Plastics, dated as of November 17, 2010, executed by Berry Plastics SP, as sole member, as amended by Amendment No. 1 thereto, dated as of February 7, 2013, executed by Plastics SP, as sole member, and as amended and restated by the Amended and Restated Limited Liability Company Agreement of Knight Plastics, entered into as of January 2, 2014, by Plastics SP, as its sole member, and agreed to by Berry, as manager.

5.	The Limited Liability Company Agreement of Captive Holdings, entered into as of July 13, 2010, by Berry Plastics SP, as its sole member, as amended and restated by the First Amended and Restated Limited Liability Company Agreement of Captive Holdings, dated as of November 17, 2010, executed by Berry Plastics SP, as sole member, as amended by Amendment No. 1 thereto, dated as of February 7, 2013, executed by Plastics SP, as sole member, and as amended and restated by the Amended and Restated Limited Liability Company Agreement of Captive Holdings, entered into as of January 2, 2014, by Plastics SP, as its sole member, and agreed to by Berry, as manager.

6.

The Limited Liability Company Agreement of Captive, entered into as of July 13, 2010, by Berry Plastics SP, as its sole member, as amended and restated by the First Amended and Restated Limited Liability Company Agreement of Captive, dated as of November 17, 2010, executed by Berry Plastics SP, as sole member, as amended by Amendment No. 1 thereto, dated as of February 7, 2013, executed by Plastics SP, as sole member, and as amended and restated by the Amended and Restated Limited Liability Company Agreement of Captive, entered into as of January 2, 2014, by Plastics SP, as its sole member, and agreed to by Berry, as manager.

7.	The Limited Liability Company Agreement of Closures, dated as of January 11, 2011, made by Rexam Closures and Containers Inc., as the initial member of Closures, as amended and restated by the First Amended and Restated Limited Liability Company Agreement of Closures, dated as of February 7, 2013, executed by Berry, as sole member, and as amended and restated by the Amended and Restated Limited Liability Company Agreement of Closures, entered into as of January 2, 2014, by Berry, as its sole member, and agreed to by Berry, as manager.

8.	The Limited Liability Company Agreement of Closure Systems, dated as of January 11, 2011, made by Rexam Closure Systems Inc., as the initial member of Closures, as amended and restated by the First Amended and Restated Limited Liability Company Agreement of Closure Systems, dated as of February 7, 2013, executed by Berry, as sole member, and as amended and restated by the Amended and Restated Limited Liability Company Agreement of Closure Systems, entered into as of January 2, 2014, by Berry, as its sole member, and agreed to by Berry, as manager.

9.	The Limited Liability Company Agreement of Seal, dated as of December 27, 2012, made by Berry, as sole member, as amended and restated by the Amended and Restated Limited Liability Company Agreement of Seal, entered into as of January 2, 2014, by Berry, as its sole member, and agreed to by Berry, as manager.

10.	The Limited Liability Company Agreement of Berry X, dated as of December 3, 2013, made by Berry, as sole member, as amended and restated by the Amended and Restated Limited Liability Company Agreement of Berry X, entered into as of January 2, 2014, by Berry, as its sole member, and agreed to by Berry, as manager.